UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                          Temecula Valley Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     ___________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

3)   Filing Party:

     ___________________________________________________________________________

4)   Date Filed:

     ___________________________________________________________________________

(Temecula Valley Bancorp Inc. Logo)

                                 April 20, 2009

Dear Shareholder:

     We are pleased to invite you to the 2009 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. We will hold the meeting at 10:00 a.m. on Tuesday, May 26, 2009 at Pala Mesa Resort located at 2001 Old Highway 395, Fallbrook, California 92028.

     This booklet contains the Notice of Annual Meeting and the Proxy Statement and is accompanied by a proxy card. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Temecula Valley Bancorp Inc. and its principal subsidiary, Temecula Valley Bank.

     We hope that you can join us on the 26th of May. We look forward to the opportunity to meet face to face.

     Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend. You may be eligible to vote electronically over the Internet or by telephone by following the instructions on the proxy card.

     Your continued support of and interest in Temecula Valley Bancorp are sincerely appreciated.

     Sincerely,



     Neil M. Cleveland                           Frank Basirico, Jr.
     Chairman of the Board                       Chief Executive Officer

(Temecula Valley Bancorp Inc. Logo)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 2009

     The 2009 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. will be held at Pala Mesa Resort, 2001 Old Highway 395, Fallbrook, California 92028 at 10:00 a.m. on Tuesday, May 26, 2009 for the purposes specified below.

     1. To elect six directors to serve on our board of directors until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified.

     2. To approve an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 90,000,000.

     3. To approve an amendment of our Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

     You can vote if you are a shareholder of record of our common stock at the close of business on March 27, 2009.

     You are urged to sign and return the enclosed proxy card as promptly as possible, whether or not you attend the meeting in person. The proxy is solicited by our board of directors. Any shareholder giving a proxy may revoke it prior to the time it is actually voted by filing a written revocation or duly executed proxy card bearing a later date with our Secretary, or by revoking all previously signed and filed proxies and attending the meeting and voting in person.

     A list of shareholders entitled to vote at the meeting will be available for inspection at our executive offices. If you attend the meeting and your shares are held in the name of a broker or other nominee, you should bring a proxy from that firm confirming your ownership of shares as of the record date.

     A copy of our annual report on Form 10-K is enclosed with this notice and proxy statement. Additional copies of any of these materials may be obtained, without charge, by contacting Donald A. Pitcher, our Chief Financial Officer and Secretary, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590, (951) 694-9940.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING: This Proxy Statement and our 2008 Annual Report to Shareholders are both available on our website at http://www.edocumentview.com/TMCV.


                                        By Order of the Board of Directors:

                                        Donald A. Pitcher
April 20, 2009                          Secretary

                                TABLE OF CONTENTS

INTRODUCTION ..............................................................    1

QUESTIONS AND ANSWERS ABOUT THE MEETING ...................................    1

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS
OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 .......................    5

BENEFICIAL OWNERSHIP ......................................................    5

PROPOSAL 1 - ELECTION OF DIRECTORS ........................................    6

PROPOSAL 2 - APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000
TO 90,000,000 .............................................................    6

PROPOSAL 3 - APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION TO
AUTHORIZE 15,000,000 SHARES OF PREFERRED STOCK ............................    8

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS ....................    9

STATEMENT ON CORPORATE GOVERNANCE .........................................   13

COMPENSATION DISCUSSION AND ANALYSIS ......................................   17

GRANTS OF PLAN-BASED AWARDS ...............................................   23

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008 .........................   25

OPTION EXERCISES (2008) ...................................................   26

NONQUALIFIED DEFERRED COMPENSATION (2008) .................................   26

DIRECTOR COMPENSATION .....................................................   29

OTHER MATTERS .............................................................   31

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES ...........   32

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...................   32

ADDITIONAL INFORMATION ....................................................   33

ADDITIONAL MATTERS AT THE MEETING .........................................   33

ANNUAL REPORT .............................................................   33

APPENDIX A....         FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                       ASSUMING PROPOSALS 2 AND 3 ARE APPROVED

APPENDIX B....         FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                       ASSUMING PROPOSAL 2 BUT NOT PROPOSAL 3 IS APPROVED

APPENDIX C....         FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                       ASSUMING PROPOSAL 3 BUT NOT PROPOSAL 2 IS APPROVED

                          TEMECULA VALLEY BANCORP INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 2009


                                  INTRODUCTION

Our board of directors is soliciting proxies for this year's annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our board of directors set the close of business on March 27, 2009 as the record date for the annual meeting. Shareholders who were the record holders of Temecula Valley Bancorp Inc. common stock as of that date are entitled to vote at the meeting, with each share entitled to one vote. There were 10,040,267 shares of our common stock outstanding on March 27, 2009, held of record by approximately ____ registered shareholders.

Voting materials, which include this proxy statement, a proxy card and our annual report are first being mailed to shareholders on or about April 20, 2009.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of our common stock as of the close of business on March 27, 2009. This proxy statement describes the issues on which we would like you to vote.

When you sign the proxy card, you appoint Mr. Luther J. Mohr and Mr. Neil M. Cleveland as your representatives at the meeting. Mr. Mohr and Mr. Cleveland, or their substitutes, will vote your shares at the annual meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Our board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2009 annual meeting. Certain directors, officers and employees of our company may solicit proxies by mail, facsimile or in person.

Our company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, we reserve the right to hire special employees or paid solicitors to assist us in obtaining proxies if we believe it is necessary to secure a quorum.

What am I voting on?

At the annual meeting you will be asked to vote on three matters. The first is the re-election of six existing directors to serve on our board of directors until the 2010 annual meeting of shareholders or until their successors have been duly qualified and elected. The second is to approve an amendment of our Articles of Incorporation to increase the authorized number of shares of our common stock from 40,000,000 to 90,000,000. The third is to approve an amendment of our Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

Who is entitled to vote?

Only shareholders who were owners of record of our common stock as of the close of business on March 27, 2009 are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponements or adjournments of the annual meeting.

How many votes do I have?

Each share of common stock entitles the holder of record to one vote on any matter coming before the annual meeting.

How do I vote?

You may vote using any of the following methods:

By Mail. Be sure to complete, sign and date the proxy card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our board of directors.

By Telephone or on the Internet. You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/tmcv. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Pacific Time on May 25, 2009.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record. If you vote by telephone or on the Internet, you do not have to return your proxy card.

In Person at the Annual Meeting. All shareholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If your shares are held in the name of a broker or other nominee, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting by filing with our Secretary at our main office either a notice of revocation or another signed proxy card or ballot bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our board of directors?

Our board of directors recommends a vote FOR the election of all of the nominated directors listed in this proxy statement, FOR the amendment of our Articles of Incorporation to increase the authorized shares of common stock from 40,000,000 to 90,000,000 and FOR the amendment of our Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

If any other matters are considered at the meeting, Mr. Mohr and Mr. Cleveland will vote as recommended by our board of directors. If our board of directors does not give a recommendation, Mr. Mohr and Mr. Cleveland will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote by telephone, on the Internet or in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may be able to vote your shares at this meeting on the election of directors and/or the two amendments of our Articles of Incorporation, depending on your brokerage agreement.

How many shares must be present to hold the annual meeting?

A majority of our outstanding shares of common stock as of March 27, 2009 (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has voted telephonically or on the Internet or has properly submitted a proxy card. As of March 27, 2009, the record date for the annual meeting, 10,040,267 shares of our common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The six director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees. However, any shares not voted FOR a particular nominee as a result of a direction to withhold (an abstention) or a broker non-vote will not affect the outcome of the vote.

You may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by our board of directors by marking the appropriate box on the proxy card and filling in the box next to the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of your votes for candidates whose names have been indicated by filling in the box. However, the proxy holders will retain the authority to vote for the candidates nominated by our board of directors whose names have not been struck out or otherwise indicated as disfavored by filling in the box and for any candidates who may be properly nominated at the annual meeting. Ballots will be available at the annual meeting for shareholders who desire to vote in person.

What vote is required to approve the two amendments of our Articles of Incorporation?

The favorable vote of the holders of a majority of the shares of our common stock outstanding as of the record date is required to approve each of the two amendments of our Articles of Incorporation. With respect to each proposed amendment separately, if you do not vote FOR the amendment or if you do not vote at all (abstain), and we do not otherwise obtain enough FOR votes to approve the changes, the amendment will not be approved.

When are shareholder proposals due?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), proposals by our shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2010 annual meeting must be delivered to our Secretary at our principal offices no later than December 21, 2009. In addition to these advance notice requirements, there are other requirements that a shareholder must meet in order to have a proposal included in our proxy statement under the rules of the Securities and Exchange Commission ("SEC").

For nominations and all other proposals by our shareholders to be timely and proper, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions and other requirements of our bylaws and applicable law. Our bylaws provide that proposals may be made by any shareholder who timely and completely complies with the notice procedures contained in our bylaws, was a shareholder of record at the time of giving notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for shareholder action and the shareholder otherwise complies with the provisions of our bylaws and applicable law. However, shareholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

To be timely, a shareholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our principal executive offices not later than, in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of shareholders, which mailing date is anticipated to be April 20, 2009. However, if the date of the current year's meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the shareholder's notice to be timely it must be delivered to our Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce and in the case of a special meeting, the close of business on the seventh day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.


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

How can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. Final results of the vote will be published in a Form 8-K following the meeting. You may view and print the Form 8-K through the SEC's electronic data system called IDEA at www.sec.gov.

        CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS
               OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management, and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, and statements preceded by, followed by, or that include the words "may", "will", "should", "would", "could", "believes", "expects", "anticipates", "intends", "plans", "estimates", "projected", "forecast" or similar expressions. Our management believes these forward-looking statements are reasonable. However, you should not place undue reliance on the forward-looking statements, since they are based on current expectations. Actual results may differ materially from those currently expected or anticipated.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Many of the factors described below, that will determine these results and values, are beyond our ability to control or predict. For those statements, we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.

                              BENEFICIAL OWNERSHIP

The following table shows, as of March 27, 2009, the amount of our common stock beneficially owned (unless otherwise indicated) by (a) each director and each director nominee; (b) each of the "named executive officers" of our company and our bank named in the Summary Compensation Table below; (c) the one person known to us to be the beneficial owner of more than 5% of our common stock; and (d) all of our bank's directors and executive officers as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed in the following table, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Percentages are based on 10,040,267 shares of common stock outstanding as of March 27, 2009.

As used throughout the proxy statement, the term "executive officer," except as otherwise noted, means our bank's chief executive officer, president/chief operating officer, chief credit officer and chief financial officer. An officer who does not participate in major policy-making functions or is not otherwise in charge of a principal business unit, division or function of our bank is not included in the definition of the term "executive officer." There are other principal officers of our bank with an "executive" title that do not fall within this definition.

Our "named executive officers" are James W. Andrews, David H. Bartram, Frank Basirico, Jr., Donald A. Pitcher, Martin E. Plourd and Stephen H. Wacknitz. (Mr. Wacknitz is no longer an executive officer as of December 3, 2008.)

The business or mailing address for each listed person is 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590. For purposes of the table below, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. Also, for purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.





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

                                                                         Common Shares Owned    Percent
Name & Position                                                              Beneficially       of Class
---------------                                                              ------------       --------
Steven W. Aichle, Nominee/Director, Company/Bank                                 282,894(1)      2.79%
James W. Andrews, SEVP/Chief Credit Officer, Company/Bank                         69,506(2)      0.69%
David H. Bartram, SEVP/President-SBA Division, Company/Bank                       53,334(3)      0.53%
Frank Basirico, Jr., Nominee/Director/CEO, Company/Bank                           32,738(4)      0.33%
Robert P. Beck, Nominee/Director, Company/Bank                                  217,241 (5)      2.16%
Neil M. Cleveland, Nominee/Director, Company/Bank                                121,402(6)      1.20%
George Cossolias, Director, Company/Bank                                          41,000(7)      0.41%
Luther J. Mohr, Nominee/Director, Company/Bank                                   328,550(8)      3.25%
Donald A. Pitcher, EVP/CFO, Bank: CFO, Company                                    90,220(9)      0.90%
Martin E. Plourd, Nominee/Director/President/Chief Operating                     30,891(10)      0.31%
       Officer, Company/Bank
Stephen H. Wacknitz, 5% Shareholder of Company/former Chief                     667,298(11)      6.65%
       Executive Officer/former President
Richard W. Wright, Director, Company/Bank                                       197,366(12)      1.95%

ALL DIRECTORS AND EXECUTIVE OFFICERS (12 in number)                               1,668,204     20.30%

________________
(1)  Includes 83,762 shares of common stock underlying stock options
(2)  Includes 50,476 shares of common stock underlying stock options
(3)  Includes 13,334 shares of common stock underlying stock options
(4) Includes 26,666 shares of common stock underlying stock options and 130 allocated ESOP shares
(5)  Includes 7,229 shares of common stock underlying stock options
(6)  Includes 69,000 shares of common stock underlying stock options
(7)  Includes 8,000 shares of common stock underlying stock options
(8)  Includes 75,000 shares of common stock underlying stock options
(9) Includes 35,000 shares of common stock underlying stock options and 220 allocated ESOP shares
(10) Includes 25,000 shares of common stock underlying stock options and 199 allocated ESOP shares
(11) Includes 220 allocated ESOP shares; employment with our company and bank terminated on December 3, 2008; resigned as a director of company and bank effective January 12, 2009.
(12) Includes 70,000 shares of common stock underlying stock options; resigned as a director of company and bank effective March 25, 2009.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Our bylaws provide that the number of directors to be elected by our shareholders will be at least five and not more than nine. Under our bylaws, our board of directors has authority to decide the exact number of directors to be elected within these limits. Our board has fixed the number of directors to be elected at the annual meeting at six and upon the recommendation of the Nominating Committee, has nominated the following persons for election as directors to serve until the 2010 annual meeting or until their successors are elected: Steven W. Aichle, Frank Basirico, Jr., Robert P. Beck, Neil M. Cleveland, Luther J. Mohr and Martin E. Plourd.

If one of the nominees refuses or becomes unable to serve, our board of directors may reduce the number of seats on our board or designate a substitute nominee. If our board of directors designates a substitute, shares represented by proxy will be voted FOR the substitute nominee unless the proxy withholds authority to vote for all nominees listed. Our board of directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

       PROPOSAL 2 - APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION
                TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
                          FROM 40,000,000 TO 90,000,000

On March 27, 2009, our board of directors unanimously approved an amendment of
Article III of our Articles of Incorporation to authorize an increase in the number of authorized shares of common stock from 40,000,000 to 90,000,000.

Of the 40,000,000 shares of common stock authorized, as of March 27, 2009, 10,040,267 shares are outstanding, 620,844 shares are reserved for issuance under our 2004 Stock Incentive Plan, 70,431 shares are subject to outstanding options under our 1996 Incentive and Nonqualified Stock Option Plan (Employees) (plan expired), 251,450 shares under our 1997 Nonqualified Stock Option Plan (Directors) (plan expired) and 526,285 shares under our 2004 Stock Incentive Plan.

In addition to reading this proposal, you should review and consider the text of the proposed amendment, which is set forth in Appendix A attached to this proxy statement. Appendix A assumes the approval of both this proposal to increase the number of authorized shares of common stock and, proposal 3, the authorization of preferred stock. If this proposal to increase the number of authorized shares of common stock is approved but proposal 3 is not approved, then the text of the proposed amendment would be as set forth on Appendix B. The amendment will become effective when a Certificate of Amendment of our Articles of Incorporation is filed with the Secretary of State of the State of California. We intend to file the Certificate of Amendment promptly after (and if) our shareholders consent to the amendment. The text may be amended to include any changes required by the Secretary of State of the State of California.

All of our authorized but unissued shares of common stock, other than those set aside for stock options, will be available for general corporate purposes. Our board of directors could authorize the issuance of any authorized but unissued shares of common stock on terms determined by it without further action by the shareholders, unless the shares are issued in a transaction requiring shareholder approval. All attributes of the additional shares of common stock would be the same as those of the existing shares of authorized and unissued common stock.

Purpose of the Proposal

Our board of directors believes that the proposed authorization of common stock may assist in meeting our corporate needs. Our board of directors believes an increase in the number of authorized shares of common stock is in the best interests of our company and its shareholders, and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as: public or private offerings of shares for cash or other value, the sale of assets along with the issuance of securities to compensate for the under market value of the assets or otherwise; an exchange for other debt or equity instruments; dividends payable in stock of our company, implementation of employee benefit plans, and otherwise. Although we have no specific agreements or commitments at this time for the issuance, sale or other use of common stock, we have engaged an investment banker to assist us in assessing and pursuing all of our capital raising and strategic transaction alternatives. As disclosed in our Form 10-K filed with the SEC on March 17, 2009, capital raising and strategic alternatives in this market are very challenging. Our board believes, however, that we need to be in the best possible position, including a sufficient number of authorized shares, to respond quickly to capital raising and strategic alternatives.

Our board of directors does not intend to issue any common stock except on terms that our board deems to be in the best interests of our company and shareholders. Future issuances of common stock may not require prior shareholder approval. The authorization of the additional shares of common stock may have certain dilutive and anti-takeover effects, as described below:

     o Potential Dilutive Impact. Our shareholders have no preemptive rights to subscribe to or purchase any shares of common stock or other securities of our company. The issuance of additional shares of common stock other than on a pro-rata basis to all current shareholders will reduce the proportionate interests in our company held by current shareholders.

     o Potential Anti-Takeover Impact. The amendment is not intended as an anti-takeover provision, but it could have an anti-takeover effect although, at this time, this possibility is remote given that, as indicated above, we are seeking to raise capital at the present time. Although our board presently has no intention of doing so, the authorized but unissued common stock could be used to discourage or render more difficult certain takeover attempts of our company through the issuance of a number of shares sufficient to dilute the interests of a person seeking control or to increase the total amount of consideration necessary for a person to obtain control of our company.

We generally do not have provisions in our charter documents that operate as anti-takeover defenses except that, under our bylaws, special meetings of shareholders may be called only by our board of directors, by certain of our officers, or by holders of shares entitled to cast not less than 10% of the votes at the meeting. We also have advance notice provisions in our bylaws, which restrict shareholders' rights to present director nominations or shareholder proposals at our shareholders' meetings. We do not presently have plans to propose the adoption of other anti-takeover measures in future proxy solicitations. However, as discussed in proposal 3, preferred stock may be used as an anti-takeover measure.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve and adopt this proposal.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote FOR the adoption of the amendment of Article III of the Articles of Incorporation to authorize an increase in the number of authorized shares of common stock from 40,000,000 to 90,000,000.

       PROPOSAL 3 - APPROVAL OF AMENDMENT OF OUR ARTICLES OF INCORPORATION
                TO AUTHORIZE 15,000,000 SHARES OF PREFERRED STOCK

General

On March 27, 2009, our board of directors unanimously approved an amendment of
Article III of our Articles of Incorporation to authorize 15,000,000 shares of preferred stock in such series and containing such preferences, limitations and relative rights as may be determined by our board of directors from time to time.

We currently have 40,000,000 shares of authorized common stock, but we are not authorized to issue preferred stock. Of the 40,000,000 shares of common stock authorized, as of March 27, 2009, 10,040,267 shares are outstanding, 620,844 shares are reserved for issuance under our 2004 Stock Incentive Plan, 70,431 shares are subject to outstanding options under our 1996 Incentive and Nonqualified Stock Option Plan (Employees) (plan expired), 251,450 shares under our 1997 Nonqualified Stock Option Plan (Directors) (plan expired) and 526,285 shares under our 2004 Stock Incentive Plan.

In addition to reading this proposal, you should review and consider the text of the proposed amendment, which is set forth in Appendix A attached to this proxy statement. Appendix A assumes the approval of both this proposal to authorize shares of preferred stock and proposal 2, the authorization of additional shares of common stock. If this proposal to authorize shares of preferred stock is approved but proposal 2 is not approved, the text of the proposed amendment would be as set forth on Appendix C, The amendment will become effective when a Certificate of Amendment of our Articles of Incorporation is filed with the Secretary of State of the State of California. We intend to file the Certificate of Amendment promptly after (and if) our shareholders consent to the amendment. The text may be amended to include any changes required by the Secretary of State of the State of California.

Purpose of the Proposal

Our board of directors believes that the proposed authorization of preferred stock may assist in meeting our corporate needs. Our board of directors believes authorizing shares of preferred stock is in the best interests of our company and its shareholders, and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as: public or private offerings of shares for cash or other value; the sale of assets along with the issuance of securities to compensate for the under market value of the assets or otherwise; an exchange for other debt or equity instruments; and otherwise.

We have no specific agreements, commitments or plans at this time for the issuance, sale or other use of any series or class of preferred stock. We previously applied to the Treasury Department to participate in its Troubled Assets Relief Program Capital Purchase Program but we believe it is unlikely we will be selected to participate in the current program.

Our board of directors does not intend to issue any preferred stock except on terms that our board deems to be in the best interests of our company and shareholders. Issuances of a series or class of preferred stock generally will not require prior shareholder approval. The authorization of the shares of preferred stock may have certain dilutive and anti-takeover effects, as described below:

     o Possible Adverse Effects of the Proposal. Our shareholders have no preemptive rights to subscribe to or purchase any shares of preferred stock or other securities. Moreover, the issuance of preferred stock may be viewed as having adverse effects upon the holders of common stock. It is not possible to determine the actual affect of the authorization and issuance of the preferred stock on the rights of the shareholders of our company until our board of directors determines the rights of the holders of a series or class of preferred stock. Such effects might include:

          o restrictions on the payment of dividends to holders of common stock;

          o    dilution of voting power of common stock;

          o    superior liquidation rights to the common stock; and

          o    delaying or preventing a change in control of our company.

     o Potential Anti-Takeover Effects. The amendment is not intended as an anti-takeover provision, but it could have an anti-takeover effect although, at this time, this possibility is remote given that we are seeking to raise capital at the present time as discussed in detail under proposal 2 above. Although our board presently has no intention of doing so, the authorized preferred shares could be used to discourage or render more difficult certain takeover attempts of our company through the issuance of a number of shares sufficient to dilute the interests of a person seeking control or to increase the total amount of consideration necessary for a person to obtain control of our company.

We generally do not have provisions in our charter documents that operate as anti-takeover defenses except that, under our bylaws, special meetings of shareholders may be called only by our board of directors, by certain of our officers, or by holders of shares entitled to cast not less than 10% of the votes at the meeting. We also have advance notice provisions in our bylaws, which restrict shareholders' rights to present director nominations or shareholder proposals at our shareholders' meetings. We do not presently have plans to propose the adoption of other anti-takeover measures in future proxy solicitations.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to approve and adopt this proposal.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote FOR the adoption of the amendment of Article III of the Articles of Incorporation to authorize 15,000,000 shares of preferred stock.

             INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

Steven W. Aichle
Director of our bank since 1996
Director of our company since 2002
Chairman - Nominating Committee
Member - Audit, Executive and Executive Officer Compensation Committees

Dr. Aichle, 65, has been a business and civic leader in the community and surrounding communities of our bank for the last 25 years. He founded Avocado Animal Hospital, Fallbrook, California in 1974 and continues as owner/veterinarian. Dr. Aichle is the Owner/Founder of Fallbrook Fine Art Gallery since 1985.

Frank Basirico, Jr.
Director of our bank and company since 2008
Chief Executive Officer
Member - Executive Committee

Mr. Basirico, 54, is our bank's and company's Chief Executive Officer and formerly was our bank's Senior Executive Vice President/Chief Credit Officer. Prior to that, Mr. Basirico was our bank's Chief Administrative Officer. He joined us in February 2006. From 1996 to 2006, he was Executive Vice President/Senior Credit Officer at Citizens Business Bank, Ontario, California and held the position of Credit Administrator from 1993 to 1996. Mr. Basirico has held various other banking positions beginning in 1978.

Robert P. Beck
Director of our bank since 1996
Director of our company since 2002
Member - Audit, Executive, Executive Officer Compensation and Nominating Committees

Dr. Beck, 64, opened practice in 1970 as the first dentist in Temecula, California. In 2007, Dr. Beck sold his dental practice and retired. He consults in this field and participates in dental outreach programs in Mexico. He has been involved in the Chamber of Commerce and civic affairs throughout his years in Temecula. Dr. Beck has been a member of Temecula Rotary Club for the last 24 years.

Neil M. Cleveland
Chairman of our bank and company since 2008
Director of our bank since 1996
Director of our company since 2002
Chairman - Stock Option Committee
Member - Executive Committee

Mr. Cleveland, 57, is involved in the brokerage, development, management and consulting business relative to commercial and industrial real estate, principally in Southern California. He has been the co-owner of Rancho Land Associates since 1980.

Luther J. Mohr
Director of our bank since 1996
Director of our company since 2002
Member - Executive Committee

Mr. Mohr, 73, is retired and was Chief Operating Officer of our bank from 1996 to 2005 and of our company from 2002 to 2005. He was Senior Vice President/Administrative Officer at Fallbrook National Bank, Fallbrook, California from 1990 to 1995. At various times, Mr. Mohr was Senior Vice President, Area Administrator, and Corporate Services Manager for Torrey Pines Bank, Solana Beach, California from 1981 to 1990. He was Vice President/Manager of the Fallbrook office 1977 to 1980 with Rancho Santa Fe Savings and Loan. Mr. Mohr has held various other banking positions beginning in 1956.

Martin E. Plourd
Director of our bank and company since 2008
President /Chief Operating Officer
Member - Executive Committee

Mr. Plourd, 50, is our bank's President/Chief Operating Officer, formerly Senior Executive Vice President and Community Banking Officer. He joined us in July 2005. Before July 2005, he was employed for 19 years with Valley Independent Bank, California, most recently as Executive Vice President/Community Banking beginning in 1986. Before Valley Independent Bank, Mr. Plourd was Assistant Vice President with First Interstate Bank and Assistant Manager with Security Pacific Bank.

EXECUTIVE OFFICERS

Our executive and other principal officers not listed as nominees above:

James W. Andrews
Senior Executive Vice President/Chief Credit Officer

Mr. Andrews, 59, became our bank's Senior Executive Vice President/Chief Credit Officer during 2008 and, prior to that, he was our bank's Executive Vice President/Real Estate Manager beginning in 2002. From 1996 to 2002, he was Executive Vice President/Chief Credit Officer of Business Bank of California, San Bernardino, California; he served as Executive Vice President/Chief Credit Officer at International Savings Bank from 1992 to 1995. Mr. Andrews held positions of Vice President/Assistant Portfolio Quality Manager, Senior Vice President/Chief Internal Asset Review Officer; and Executive Vice President/Chief Credit Officer at Great American Bank from 1987 to 1991. He held various other banking positions 1972 to 1987.

David H. Bartram
Senior Executive Vice President/President of SBA Division

Mr. Bartram, 52, joined our bank as Senior Executive Vice President/President of SBA Division on January 7, 2008. Mr. Bartram's tenure with our bank will terminate upon the earlier of May 31, 2009 or when he becomes employed elsewhere. Prior to joining our bank, and beginning in 1999, he served as manager of the SBA division of US Bank and its 24 SBA business centers in 24 states.

Michael J. Curran
Executive Vice President/Chief Risk Officer

Mr. Curran, 47, is our bank's Executive Vice President/Chief Risk Officer. He has been with us since June 2005. Mr. Curran was previously Financial Institution Manager with the California Department of Financial Institutions from 1987 to 2005. Mr. Curran has over 20 years of management and regulatory experience in the financial industry.

Thomas P. Ivory
Senior Executive Vice President/East County Regional Manager

Mr. Ivory, 55, is our bank's Senior Executive Vice President/East County Regional Manager, formerly Executive Vice President. He joined us in January 2001. From 1992 to 2001, he was Senior Vice President/Regional Manager at Scripps Bank, El Cajon, California and from 1983 to 1991 he was Senior Vice President at Grossmont Bank, El Cajon, California. Mr. Ivory has held various other banking positions beginning in 1974.

Luke Matteson
Executive Vice President/Regional Manager

Mr. Matteson, 49, is our bank's Executive Vice President/Regional Manager who joined us in April 2005. From 1990 to 2005, he was the Executive Vice President/Regional Manager of First National Bank, formerly Capital Bank of North County. From 1983 to 1990, he was Vice President/Manager of La Jolla Bank & Trust. Mr. Matteson has held various other banking positions dating back to 1976.

Timothy S. McDougal
Executive Vice President/East County Manager

Mr. McDougal, 48, has been Executive Vice President /East County Manager of our bank since July 2005 and served with our bank from January 2001 to July 2005 as Senior Vice President. Mr. McDougal was Senior Vice President/Branch Manager at Scripps Bank, El Cajon, California from 1992 to 2001 and with Security Pacific Bank, Escondido, California from 1984 to 1987.

Donald A. Pitcher
Executive Vice President/Chief Financial Officer/Secretary

Mr. Pitcher, 59, has been Executive Vice President/Chief Financial Officer/Secretary (formerly Senior Vice President) of our bank since 1996 and Chief Financial Officer/Secretary of our company since 2002. He was Vice President/Controller and Acting Chief Financial Officer/Secretary, Fallbrook National Bank, Fallbrook, California from 1990 to 1996; and Vice President/Controller from 1988 to 1990 at Torrey Pines Bank, Solana Beach, California. Mr. Pitcher has held various other banking positions beginning in 1972.

Donald L. Schempp
Senior Executive Vice President/Regional Manager

Mr. Schempp, 60, has been Regional Manager since January 15, 2009. Prior to that, he was Executive Vice President/North San Diego County Regional Manager of our bank beginning January 2005. He was President/North County Community Banking, First National Bank, San Diego, California from 2002 to 2004. From 1990 to 2002, he was President/Chief Executive Officer of Capital Bank of North County, Carlsbad, California. From 1984 to 1990, Mr. Schempp was President of First National Bank of North County, Carlsbad, California; and Executive Vice President/Corporate Banking, Southwest Bank, Vista, California from 1974 to 1984. Mr. Schempp has held various other banking positions beginning in 1970.

Janice Stewart
Executive Vice President/Human Resources Director

Ms. Stewart, 56, has been with our bank since May 2005, most recently as Executive Vice President/Human Resources Director. Ms. Stewart was previously the Human Resources Director with Valley Independent Bank (acquired by Rabobank in 2002) for 16 years from 1989 to 2005. From 1974 to 1989, Ms. Stewart held various operations and loan servicing positions with Bank of America.

Scott J. Word
Executive Vice President/Senior Loan Officer

Mr. Word, 54, has been Executive Vice President/Senior Loan Officer of our bank since 1996. Before joining us, Mr. Word was with North County Bank, Escondido, California as Senior Vice President/Riverside County Business Banking Manager from 1994 to 1996, Senior Vice President/Riverside County Regional Manager from 1992 to 1994, and Vice President/Manager from 1980 to 1992.

                        STATEMENT ON CORPORATE GOVERNANCE

Our boards of directors approve our corporate governance disclosures in our proxy statement on an annual basis. These disclosures, in conjunction with our Articles of Incorporation, bylaws and various board committee charters, codes and policies, form the framework for governance of our bank and our company. Each board believes that corporate governance is an evolving process and periodically reviews and updates these components of corporate governance.

Our Board of Directors

The boards of both our company and our bank oversee our business and monitor the performance of management. In accordance with corporate governance principles, our boards do not involve themselves in day-to-day operations. Instead, they provide policy guidance on the business and affairs of our bank and our company. The directors keep themselves informed through, among other things, discussions with our chief executive officer and our president (both of whom became company and bank board members in December 2008), other key executives and our principal advisors (legal counsel, outside auditors and other consultants), by reading regulatory and other reports as well as other materials that we send them and by participating in board and committee meetings. Annually, our board reviews our strategic plan, major long-term objectives and all of our policies, codes and charters. The role of our board includes:

     o Monitoring overall corporate performance, the integrity of our financial controls and the effectiveness of our legal compliance programs;
     o    Selection and oversight of management;
     o Selecting, advising and annually reviewing senior officer compensation;
     o Reviewing and adopting our long-term direction and approving specific objectives;
     o Taking steps to seek resources and capital, when available, to pursue strategies and achieve objectives;
     o Developing with management broad strategies for enhancing shareholder value;
     o    Appointing committees as appropriate; and
     o Providing oversight relative to the requests and requirements of our regulators.

Director Independence

A majority of the directors of each of our bank and our company meet the independence standards set forth in the corporate governance listing standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). The independent directors are Steven W. Aichle, Robert P. Beck, Neil M. Cleveland and Luther J. Mohr.

There were no transactions, relationships or arrangements, pursuant to which our bank either made or received payments necessitating a consideration of such circumstances by our board in determining that the directors listed above are independent under the NASDAQ independence standards.

Board Meetings; Board and Committee Meeting Attendance

The board of directors of each of our company and our bank met 12 times in person for regular board meetings. During 2008, our bank held two special meetings and one organizational meeting and our company held three special meetings, one organizational and three special telephonic meetings during 2008. No actions by written consent were taken during 2008. Each director attended at least 75% of the total number of meetings of the board of directors and committees on which he served of both our company and our bank.

Executive Sessions

The independent directors met three times during 2008 in an executive session (one meeting of the independent board members and two executive audit committee meetings), without members of management present. The Executive Officer Compensation Committee met without the former chief executive officer and without the current chief executive officer and current president present when their compensation was considered.

Board Membership Criteria

Our board members should have the highest professional and personal ethics and values, consistent with our core values. Members are selected based on their character, judgment and business experience, as well as their ability to add to our boards' existing strengths. They should be able to provide insights and practical wisdom based on their experience and expertise; be committed to enhancing shareholder value; and have sufficient time to effectively carry out their duties. The minimum qualifications, qualities and skills that the Nominating Committee and our board believe must be met for any director candidate (including those that may be recommended by the Nominating Committee and approved by our board) are as follows: 1) community banking board experience or comparable experience; 2) an understanding of financial matters, including the capability of reading and understanding a financial statement; and 3) an ability to support us through expertise, business development or as otherwise determined.

Term of Office

Directors serve for a one-year term or until their successors are elected. Our board members do not have term limits. Instead, we prefer to rely upon the evaluation procedures described herein as the primary method of ensuring that each director continues to act in a manner consistent with the best interests of our shareholders and our company.

Shareholder Communications to Our Board

Any shareholder can communicate with our board members by mailing or delivering any such communication as follows: Temecula Valley Bancorp Inc., Attention:
Chairman of the Board, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590. Any such communication will be reviewed by appropriate personnel and promptly forwarded to our Chairman. Communications that relate to our accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee and should be addressed as follows: Temecula Valley Bancorp Inc., Attention: Chairman, Audit Committee, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590.

Attendance at Shareholders Meetings

It is our policy that all our board members attend our shareholders meetings. All of our board members attended the 2008 annual meeting except Dr. Aichle.

Committees

Our board has appointed a Nominating Committee, an Executive Committee, a Stock Option Committee, an Audit Committee and an Executive Officer Compensation Committee, among others. Pursuant to authority provided in the stock option plans of our company and executive officer compensation policy of our bank, the full board and, for certain executive officers, the Executive Officer Compensation Committee performs, or participates in, the stock option tasks that the Stock Option Committee might otherwise perform.

Nominating Committee. The members of the Nominating Committee were Steven W. Aichle (Chairman), Robert P. Beck, George Cossolias and Richard W. Wright during 2008 and until March 2009 when Mr. Cossolias and Mr. Wright resigned. In March 2009, the Nominating Committee was reconstituted as follows: Steven W. Aichle (Chairman), Robert P. Beck, Luther J. Mohr and Neil M. Cleveland. All of the members meet the independence standards in accordance with the NASDAQ corporate governance listing standards. The Nominating Committee Charter is available on our website at the Investor Relations tab at www.temvalbank.com. The Nominating Committee Charter, adopted by our board upon the recommendation of the Nominating Committee, and in conjunction with our bylaws, provides that any nominee, whether suggested by one of our shareholders or by a member of our board, will receive the same consideration so long as the recommending shareholders represent at least five percent of our outstanding voting securities, such securities have been held for at least one year prior to the time of such nomination and such nomination is made in accordance with the provisions of our bylaws. In the event a nomination is made by holders of less than five percent, holders that have held our stock for less than one year, or it is not made in accordance with the requirements of our bylaws, our board is under no obligation to consider the proposed candidate, but may do so in its sole discretion.

Our Nominating Committee and our board will consider candidates recommended by our shareholders as soon as practical after the recommendation is received, generally at the next scheduled Committee and board meeting, upon a written submission of a list of the proposing shareholders showing ownership of at least five percent of our outstanding voting securities, an indication of the length of time the securities have been held by such shareholders and a determination of compliance with the requirements of our bylaws, as specified above under "When are shareholder proposals due?" The written submission must also include the name of the person to be considered along with background information about the person and a description of why the person's service on the board would be beneficial to us and to our shareholders. All written submissions shall be conveyed to us in the manner described above under "Shareholder Communications to Our Board." The Nominating Committee did not receive (by a date not later than the 120th calendar day before the date of our proxy statement released to our shareholders in connection with our 2008 annual meeting) a recommended nominee from any shareholder.

Other functions of the Nominating Committee include: reviewing and assessing annually the performance of the Nominating Committee and the adequacy of the Nominating Committee Charter and recommending any proposed changes to the board for approval; overseeing the evaluation of the board members; recommending the appropriate Committee structure, Committee assignments and any changes to such assignments; and making periodic recommendations for improving the effectiveness of our board and annually discussing with the board its effectiveness. There was one meeting of the Nominating Committee in 2008.

Executive Committee. The Executive Committee may exercise all of the authority of the board of directors during the intervals between meetings of our bank's or our company's board of directors, except as otherwise required under law, the articles of incorporation or bylaws and as otherwise determined by our board. During 2008 and until December 2008, the members of the Executive Committee were: Steven W. Aichle, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz and, as composed, they had no meetings in 2008. In December 2008, we established a new executive committee composed of the following directors:
Steven W. Aichle, Frank Basirico, Jr., Robert P. Beck, Neil M. Cleveland, George Cossolias, Luther J. Mohr and Martin E. Plourd. There was one meeting of the newly constituted Executive Committee in December 2008. In March 2009, the standing executive committee was eliminated.

Stock Option Committee. The Stock Option Committee or the full board have the authority to administer our stock option plans, according to the terms of the plans, including but not limited to, identification of stock option recipients and specification of stock option terms. The Stock Option Committee members were Neil M. Cleveland (Chairman) and Richard W. Wright during 2008 and until Mr. Wright resigned in March 2009. Subsequent to Mr. Wright's resignation, the members of the committee are: Robert P. Beck, Neil M. Cleveland (Chairman) and Luther J. Mohr. The Stock Option Committee did not meet in 2008. All matters that would normally come before that committee were performed by the full board of directors of our company except that when stock options are considered for our executive officers, our Executive Officer Compensation Committee makes recommendations to the full board, and in the case of our former chief executive officer/president and the current chief executive officer and current president, they did not and do not participate in any manner in the discussions and decisions relative to stock options that were considered for them.

Executive Officer Compensation Committee. Our bank's executive compensation program is administered by the board of directors' Executive Officer Compensation Committee, consisting entirely of independent directors. The committee's decisions are recommended to the full board of our bank and are not final until approved by a majority of our bank's board of directors. During 2008 and until March 2009, the members of the committee were Steven W. Aichle, Robert
P. Beck, George Cossolias (Chairman) and Richard W. Wright. Upon the resignations of both Mr. Cossolias and Mr. Wright in March 2009, the members of the committee were reconstituted as follows: Steven W. Aichle, Robert P. Beck (Chairman), Neil M. Cleveland and Luther J. Mohr. For a further discussion of the role of this committee see "COMPENSATION DISCUSSION AND ANALYSIS." There were five meetings of the Executive Officer Compensation Committee in 2008. The charter is available on our website at the Investor Relations tab at www.temvalbank.com.

Audit Committee. The Audit Committee is composed of four members of our company's board of directors who meet the independence standards in accordance with the NASDAQ corporate governance listing standards and the rules and regulations of the SEC. The Audit Committee selects our independent registered public accounting firm and assists our board in its oversight of the integrity of our financial statements. The Audit Committee oversees the performance of the independent registered public accounting firm in their conduct of the audit. The Audit Committee operates under a written charter recommended by the Audit Committee and adopted by the board. The Audit Committee reviews and assesses the adequacy of its charter annually. The charter is available on our website at the Investor Relations tab at www.temvalbank.com.

During 2008 and until March 2009, our Audit Committee members were: Steven W. Aichle, Robert P. Beck, George Cossolias (Chairman) and Richard W. Wright. Upon the resignations of both Mr. Cossolias and Mr. Wright in March 2009, the members of the committee were reconstituted as follows: Steven W. Aichle, Robert P. Beck and Luther J. Mohr (Chairman). Our board of directors has determined that George Cossolias and Luther J. Mohr qualify as "audit committee financial experts" as that term is used in the rules and regulations of the SEC and as required in accordance with the NASDAQ corporate governance listing requirements. There were 12 in-person meetings during 2008. There were three meetings of the Audit Committee without management present during 2008. There were four telephonic meetings with management, the Chairman of the Audit Committee and Crowe Horwath LLP during 2008.

The Audit Committee meets with representatives of management, legal counsel and our independent registered public accounting firm to further its understanding of applicable laws, rules and regulations.

Report of the Audit Committee

The Audit Committee reports to and acts on behalf of our company's board by providing oversight of the financial management, legal compliance programs, independent auditors and financial reporting controls and accounting policies and procedures of our company. Our company's management is responsible for preparing the financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of our company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by our company's management and the independent auditors.

In this context, the Audit Committee and/or its Chairman has met and held discussions with management and the internal and independent auditors. Management represented to the Audit Committee that our company's consolidated financial statements as of and for the fiscal year ended December 31, 2008 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and the Audit Committee and the independent auditors have discussed the auditors' independence from our company and our management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services.

All of the non-audit services provided by the independent auditors and the fees and costs incurred in connection with those services have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. When approving the retention of the independent auditors for these non-audit services, the Audit Committee has considered whether the retention of the independent auditors to provide those services is compatible with maintaining auditor independence.

In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee believes that the non-audit services provided by the independent auditors are compatible with, and did not impair, auditor independence.

The Audit Committee has discussed with our company's internal and independent auditors, their evaluations of our company's internal accounting controls and the overall quality of our company's financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to our company's board, and our board has approved, the inclusion of the audited financial statements in our company's annual report on Form 10-K for the fiscal year ended December 31, 2008, for filing with SEC. The Audit Committee also approved the selection of our company's independent auditors.

Respectfully submitted by the members of the Audit Committee:

Steven W. Aichle     Robert P. Beck     George Cossolias     Richard W. Wright
                                          (Chairman)

                      COMPENSATION DISCUSSION AND ANALYSIS

Our bank's executive compensation program is administered by our board of directors' Executive Officer Compensation Committee, consisting entirely of independent directors, after consultation with our bank's chief executive officer, other principal officers and outside sources, as deemed appropriate. The committee's decisions are recommended to the full board of our bank and are not final until approved by a majority of our bank's board of directors.

Executive Compensation Philosophy

Guiding Principles. During 2008, our compensation program continued to evolve from a more discretionary system to a more systematic approach. We have just begun reviewing all compensation packages with the goal of making them more consistent throughout the organization. It continues to be our desire in designing these programs to enable us to attract, motivate and retain quality executive officers with a competitive and comprehensive compensation package. In the design and administration of the executive compensation program, our objectives continue to be to:

     o link executive compensation rewards to increases in shareholder value, as measured by positive long-term operating results and a continued strengthening of our financial condition;
     o provide financial incentives for executive officers to ensure that we achieve long-term operating results and strategic objectives;
     o correlate as closely as possible executive officers' receipt of compensation with attainment of specific performance objectives;
     o maintain a competitive mix of total executive compensation benefits, with particular emphasis on awards related to increases in long-term shareholder value; and
     o    facilitate stock ownership through the granting of stock options.

The Executive Officer Compensation Committee recommends to our bank's board of directors the base salary of each executive officer. This committee is also responsible for making recommendations concerning option grants to our executive officers under the available stock option plans and reviewing all other executive benefits. The committee's recommendations about compensation for the performance of named executive officers take into account the views of our chief executive officer. The committee also takes into account the compensation policies and practices of other banks as well as published financial industry salary surveys, particularly the survey published by the California Department of Financial Institutions. Although the committee has not established a specific comparison group for determination of compensation, those listed in the salary surveys that share one or more common traits with us, such as asset size, geographic location and financial returns on assets and equity, generally are given more consideration.

Components of Executive Compensation

The executive compensation program consists of four primary components:

     o    base salary
     o    cash incentive bonuses
     o other executive compensation benefits and arrangements, such as stock option grants, nonqualified deferred compensation arrangements, salary continuation programs and change of control severance arrangements
     o benefits that are generally available to all employees, such as contributions under our 401(k) retirement plan and life insurance benefits under our bank's group-term life insurance plan.

We do not employ formulas to determine the relationship of one element of compensation to another, nor do we determine the amount of one form of compensation based on the amount of another form. For example, the number of stock options granted to an executive is not necessarily influenced by change of control benefits payable to the executive under an employment agreement. However, the Executive Officer Compensation Committee is able to take into account any factors it considers appropriate when the committee recommends the amount of an executive's salary, incentive compensation, option awards or other benefits. The committee's decisions are not ad hoc but they also are not constrained by rigid decision-making procedures or specific formulas or criteria, except in the case of compensation under plans or agreements that specify particular formulas or criteria, such as formulas under certain employment agreements. In late 2008, we began an overhaul of the process to a more uniform approach. Those changes are in process and in the early stages of transition.

Base Salary. Recommended annually by the Executive Officer Compensation Committee to our bank's full board of directors, an executive's base salary is a product of the committee's assessment of our financial performance and the executive's performance, but the various elements of financial and management performance are not weighted or assigned specific values. The base salary of the chief executive officer is reviewed and recommended by the Executive Officer Compensation Committee for approval by our bank's board, exclusive of the chief executive officer, based upon the same criteria as other executive officers and as provided in each particular employment agreement. For executives other than the chief executive officer, the committee's assessment of the executive's performance was based in large part on the chief executive officer's evaluation of the executive's performance, which evaluation includes an assessment of the executive's achievement of qualitative and quantitative personal and corporate goals. We are transitioning to less reliance on the chief executive officer's perspective and more emphasis on objective criteria and established formulas. The committee's decision about an executive's salary also takes into account salary surveys for executives with comparable experience and responsibilities. The base salaries for Messrs. Andrews, Bartram, Basirico, Pitcher, Plourd and Wacknitz placed them in the 3rd, 3rd, 3rd, 1st, 1st and 3rd quartile, respectively, of the 2008 CBA Salary Survey for banks of $1 billion to $10 billion in asset size.

Cash Incentive Bonuses under Incentive Bonus Pool and SBA Programs. There were no cash bonuses paid for performance during 2008 except to Mr. Bartram. Under SEC rules, the annual cash incentive earned, if paid, is presented in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." The bonus paid to some officers is discretionary and for others the amount is fixed in the employment agreement of the involved individual, subject to specified performance standards. With the exception of Mr. Bartram, if bonuses had been paid, the named executive officers would have participated in the bonus pool as follows: (i) pursuant to his employment agreement, Mr. Andrews could have received 75 basis points of pre-tax profit (net income of our company after bonuses and before taxes) except for the first five months of 2008, it was 2.5% of the pre-tax profits of the real estate industries group; (ii) pursuant to his employment agreement, Mr. Bartram received $300,000, which was equal to the greater of 4% of net operating earnings of our bank's SBA department and $300,000; (iii) pursuant to his employment agreement, Mr. Basirico could have received 75 basis points of pre-tax profit; (iv) pursuant to his employment agreement, Mr. Pitcher could have received 40 basis points of pre-tax profit;
(v) Mr. Plourd's bonus amount could have been 25 basis points; and (vi) pursuant to his employment agreement, Mr. Wacknitz could have received 5% of profits (net income before taxes and bonuses). However, Mr. Wacknitz agreed to terminate his employment agreement effective December 3, 2008 without requiring the payment of any amounts under the agreement. Discretionary allocations of the bonus pool for a particular year are based on objective and subjective performance criteria. When allocating the bonus pool, the following are considered: the employees' position with and contributions to our bank; and how well our bank has performed relative to that individual's responsibilities. The amount of participation set by written agreement is contingent upon specified performance factors and generally was established at the time an individual was hired by our bank and based upon market conditions at the time and a negotiated result in order to allow employment of the performers in the industry.

Other Executive Compensation Benefits and Arrangements.

Options. Stock options granted under our 1996 Incentive and Nonqualified Stock Option Plan (Employees) (now expired), 1997 Nonqualified Stock Option Plan (Directors) (now expired) and 2004 Stock Incentive Plan are a vital piece of our bank's total compensation package and are designed to give high value employees and executive officers a longer-term stake in our company, act as a long-term retention tool and align employee and shareholder interests.

Our stock ownership guidelines provide that any individual covered by our policy may not purchase, sell or enter into any market transactions with respect to our company's stock during any blackout period (the exercise of options is generally not covered by this prohibition). A black-out period usually applies from the eleventh business day of the last month of each fiscal quarter (March, June, September and December) up to and including two full trading days after the public release of our company's quarterly or annual financial results. In addition to the regularly scheduled blackout periods, special black-out periods apply to certain individuals when there exists material non-public information about our company (such as major acquisitions and divestitures). The regular board meeting schedule is set approximately a year in advance with board meetings held monthly and the Executive Officer Compensation Committee meetings, when required, generally held toward the end of the board meetings of our bank. It is our policy not to grant options to executive officers during a period when the trading window is closed or during any special blackout period, as provided in our Trading Policy Statement and Compliance Procedures. Our Trading Policy Statement and Compliance Procedures can be located on our website at temvalbank.com, under the Investor Relations tab.

The Executive Officer Compensation Committee recommends the grant of stock options primarily to reward prior performance but also to retain executive officers and provide incentives for future performance. The size of the stock option grant generally increases with the level of position. In determining the amount, if any, of stock options granted to executive officers, the Executive Officer Compensation Committee generally considers one or more of several factors in recommending action to the full board, including: (i) our company's financial and operating performance during the relevant period; (ii) achievement of non-financial goals; (iii) the executive officer's contribution to our company's success; (iv) the level of competition for executives with comparable skills and experience; (v) a review of compensation for comparable positions with comparator groups; and (vi) the total number of stock options granted to an executive over the course of his or her career, together with the retentive effect of additional stock option grants.

We have filed the plans as exhibits to our periodic filings and they are available at www.sec.gov with all of our filings.

Retirement Benefits. We entered into individual salary continuation plan agreements ("SCP") and split dollar agreements with various members of our executive team, including the named executive officers, as indicated in the following table:




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
                                                 SCP      SCP Total                December 31,   December     December
                 Age on      SCP     SCP      Estimated   Estimated       SCP      2008 SCP Net   31, 2008     31, 2008    Employee
                 Record  Retirement Benefit   Remaining   Remaining     Accrual      Accrual      CSV* of        Death      Split $
        Name      Date       Age    Per Year   Duration    Benefit       2008        Balance         BOLI       Benefit     Benefit
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
J. Andrews         59        65     100,000       15       1,500,000       94,219       223,298   1,726,116    3,416,364     992,467
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
D. Bartram (1)     52        65     100,000       15       1,500,000       35,580        35,580   1,909,220    4,735,533     992,467
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
F. Basirico        54        65     100,000       15       1,500,000       42,561       106,241   1,867,364    4,248,292     992,467
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
L. Mohr            73        70      90,000       6          570,000       30,052    475,062 (2)  1,489,312    2,128,395     475,602
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
D. Pitcher         59        65     100,000       15       1,500,000       91,789       356,438   1,342,530    2,673,278     992,467
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
M. Plourd          50        65     100,000       15       1,500,000       27,292        56,116   1,127,501    2,889,408     992,467
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
S. Wacknitz (3)    69        n/a       0          0                0            0             0  11,719,304   17,970,069           0
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------
All
Participants (4)                                          10,920,000   (3,437,282)    1,462,761  30,998,865   62,316,062   7,706,549
---------------- ------- ---------- --------- ----------- ----------- ------------ ------------- ----------- ------------ ----------

* Cash Surrender Value

(1) This plan will terminate upon Mr. Bartram's departure form our bank upon the earlier to occur of his employment elsewhere or May 31, 2009.
(2) Net of $330,000 payments to Mr. Mohr. Mr. Mohr retired April 1, 2005 but remained at our bank and our company as director.
(3) Both Wacknitz' SCPs and his split dollar agreement terminated effective December 3, 2008.
(4) For BOLI, includes 16 participants, 7 of whom are no longer employed by our bank. The SCP includes 8 participants. The split dollar includes 9 participants.

The agreements are intended to provide supplemental retirement income benefits. The SCP accrual expense is offset by earnings on executive bank owned life insurance ("BOLI"). The BOLI has a death benefit on the insured executive. This death benefit provides split dollar life insurance for the beneficiary of the insured, key man insurance for our bank and payoff of the cash surrender value of the BOLI. Once employment terminates for a reason other than retirement, disability or death, our bank is entitled to receive the full amount of the payoff upon the death of the insured.

Benefits under a SCP are contingent upon a multitude of factors including the vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which can be, in some instances, a one time lump sum payment at present value or payments over a period of years.

Split dollar agreements provide that the officer and our bank split a death benefit of the single premium BOLI. The split dollar value to the executive is the maximum accrued balance while employed and the net present value of the benefit after retirement. All the SCPs have an implicit 6% earnings rate. The SCPs vest five years after inception of the agreement. On a change of control, the SCPs for Mr. Mohr and Mr. Pitcher have a lump sum payment of (1) the split dollar value before retirement or (2) the accrual balance after retirement.

Benefits Generally Available to All Employees and Other Perquisites. Neither our bank nor our company maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. Our bank provides certain perquisites to executive officers which have been identified in the narrative notes to the Summary Compensation Table. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, long-term disability and accidental death and dismemberment insurance as well as our 401(k) and ESOP plan.

Accounting and Tax Treatment. Our company has adopted the accounting rules which require us to expense the costs of stock-based compensation in our financial statements. As such, we began recording stock-based compensation expense in the income statement in the 1st quarter of 2006 for all stock-based awards vesting after December 31, 2005. The fair value of each award is estimated on the date of grant, using the Black-Scholes option pricing model. Once the fair value of each award is determined, it is expensed in the income statement over the vesting period. The expense is associated with all options, whether they are for executives, nonexecutives or directors. The expense is non-cash, with an offsetting credit to capital.

The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code Section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to Section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, we do not expect that compensation will be affected by the qualifying compensation regulations.

Summary Compensation Table

The following table shows the compensation paid by our bank for the fiscal years indicated to our former chief executive officer/president, our current chief executive officer, our chief financial officer and the next three most highly compensated executive officers (our named executive officers) as of December 31, 2008. For a more complete understanding of the table, please read the narrative disclosures that follow the table:

------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
           A                B         C         D            E               F              G            H           I

                                                                         Change in
                                                                         SCP Value
                                                                           and
                                                         Non-Equity    Nonqualified
                                             Option      Incentive       Deferred       All Other
                                   Salary     Awards        Plan       Compensation   Compensation   Directors     Total
   Name and Principal      Year      ($)       ($)      Compensation     Earnings          ($)          Fees        ($)
        Position                                            ($)             ($)                         ($)
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
Frank Basirico, Jr.        2008     275,625    70,760               0         42,561         21,556           0     410,502
Chief Executive Officer    2007     262,500    49,728         204,124         37,974         36,516         n/a     590,842
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
Donald A. Pitcher          2008     189,000    24,526               0         91,789         22,164         n/a     327,479
EVP/CFO/Secretary          2007     180,000    22,469         102,062         84,754         31,051         n/a     420,336
                           2006     165,000    58,964         105,000         47,220         23,705         n/a     399,889
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
James W. Andrews           2008     256,667    22,437               0         94,219         21,437         n/a     394,760
SEVP/Chief Credit
Officer
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
David H. Bartram           2008     384,250    43,507         300,000         35,580        120,849         n/a     884,186
SEVP/President of SBA
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
Martin E. Plourd           2008    187,800     40,765               0         32,141         15,345           0     276,051
SEVP/President/Chief
Operating Officer
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------
Stephen H. Wacknitz        2008     518,179    65,669               0         58,508         48,754      27,250     718,360
Former CEO/Pres/Chairman   2007     500,000   151,768       1,059,308      1,225,160        120,543      27,000   3,083,779
                           2006     400,000   148,438       1,566,556        399,043        116,064      24,850   2,654,951
------------------------- ------- ---------- --------- --------------- -------------- -------------- ----------- -----------

Salary (Column C)

The amounts reported in column C represent base salaries paid to each of the named executive officers for fiscal 2008, including salary deferred under non-qualified deferred compensation plans.

Option Awards (Column D)

The amounts reflected in column D represent the dollar amount of stock option awards recognized for each of the named executive officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment, (FAS 123R) for the years indicated. Under FAS 123R, the fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model based upon the assumptions noted in the following table. The expected life of an option is determined using historical data. Prior to 2006, expected volatility was based on a one-year weekly historical volatility rate. Starting in 2006, expected volatility represents a four-year daily historical average volatility rate. The risk-free rate is based on the U.S. Treasury yield curve associated with the expected option life in effect at the time of grant.

                                                                 Black-Scholes Assumptions
                                                2008          2007          2006          2005          2004
                                           ------------- ------------- ------------- ------------- -------------
Dividend yield                                    2.00%         0.00%         0.00%         0.00%         0.00%
Expected volatility                              43.59%        36.72%        29.29%        24.30%        27.90%
Risk free interest rates                          2.74%         4.76%         4.39%         4.36%         3.61%
Expected option life                              4 yrs          4yrs         4 yrs         5 yrs         5 yrs
Weighted-average fair value per share           $  2.66       $  6.10       $  7.06       $  5.90       $  5.07

The fair value of stock option awards is expensed over the vesting period, which for ISOs is three years and for NSOs, the vesting is immediate upon grant. For all of the named executive officers except Mr. Wacknitz, the three-year vesting period applies. Therefore, the 2008 compensation costs recognized for all of the named executive officers except Mr. Wacknitz includes compensation expenses related to option grants from years prior to 2008. None of the named executive officers forfeited any stock option awards in 2008 except that 188,114 vested options of Mr. Wacknitz' options expired on March 3, 2009 and 18,608 unvested options were forfeited on December 3, 2008.

Determination of stock awards and certain terms and conditions of the stock options are described in the section entitled "COMPENSATION DISCUSSION AND ANALYSIS."

Non-Equity Incentive Plan Compensation (Column E)

The amounts reported in column E represent the aggregate dollar value for each of the named executive officers of the annual performance bonus for calendar years indicated. In 2008, no bonuses were paid to any of the named executive officers except Mr. Bartram. Pursuant to Mr. Bartram's agreement, his bonus was a minimum amount of $300,000. Bonus payments to the other named officers are based upon the earnings performance of our bank and therefore no bonuses were paid for performance in 2008. In 2007, the annual performance bonuses were previously approved as established percentages of certain performance factors. In 2006, the annual performance bonuses were either previously approved as established percentages of certain performance factors or allocated from a bonus pool of approximately 10% of net income before taxes and the bonus accrual bonus pool, as recommended by the Executive Officer Compensation Committee and approved by at least a majority of our board of directors. The bonus payments for each year were paid in the immediately following year. The established performance ratios and the bonus pool are discussed in more detail in the section entitled "Compensation Discussion and Analysis."

Change in SCP Value and Non-Qualified Deferred Compensation Earnings (Column F)

The amounts representing change in SCP value reported in column F were generated by the combination of increases in the accrued SCP benefit and earnings on non-qualified deferred compensation. Accrued SCP benefits for each of the named executive officers were calculated based on the annual retirement payment, number of years until retirement, and the number of years of retirement payments. The discount rate used to calculate present values was 6.00% as of each year-end in the table.

All Other Compensation (Column G)

The amounts reported in column G represent the aggregate dollar amount for personal use of bank-owned automobile, payment for unused vacation, our contributions to the 401(k) plan, employer payments of life insurance premiums, fitness dues and the value of the split dollar BOLI benefit. The following table shows the specific amounts required to be reported individually and all amounts included in column G of the Summary Compensation Table for fiscal year 2008.

----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------

                                                                                  Split
                           Use of         Paid        Employer    Automobile      Dollar     Signing
                         Bank-owned   Vacation Pay   401K Match    Allowance     Value of      Bonus     Fitness    Total
         Name               Auto          ($)         ($) (1)       ($) (2)        BOLI          ($)      ($)      ($) (3)
                            ($)                                                    ($)
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
James W. Andrews           4,023           0           6,900         4,500        6,014          0         0        21,437
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
David Bartram                0             0           6,900        12,000        1,941       100,008      0       120,849
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
Frank Basirico Jr.         6,533           0           6,900         4,500        3,623          0         0        21,556
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
Donald A. Pitcher          4,250           0           6,900         5,000        6,014          0         0        22,164
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
Martin E. Plourd           1,401           0           6,803         4,500        2,283          0        358       15,345
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------
Stephen H. Wacknitz        1,974         39,575        6,900           0            0            0        305       48,754
----------------------- ------------- ------------- ------------- ------------ ------------- ----------- ------- -------------

     (1) Previously, our 401(k) plan provides a matching contribution of 100% up to 3% of compensation for employees. This was changed effective January 1, 2009 to provide 50% up to 4%. Compensation covered under this plan is limited by the IRS to $230,000 in 2008. The maximum employer match for 2008 for any one employee was $6,900.

     (2) As a cost saving measure, in the third quarter of 2008, all bank owned automobiles, except the automobile used by Mr. Wacknitz, were returned to our bank and sold. Each executive that returned a bank owned auto instead received a $1,000 per month car allowance. Mr. Bartram did not have a bank owned automobile but did receive $1,000 per month car allowance for all of 2008.

     (3) Under SEC Rules, we are required to identify, by type, all perquisites and other personal benefits for a named executive officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. All the amounts that are required to be reported are contained in the tables in this report.

Total Compensation (Column I)

The amounts reported in column I are the sum of columns C through H for each of the named executive officers. All compensation amounts reported in column I include amounts paid and amounts deferred.

                           GRANTS OF PLAN-BASED AWARDS

The following table provides information about estimated payouts under non-equity incentive plans and option awards made to each named executive officer for 2008. For a complete understanding of the table, please read the narrative disclosures that follow the table.

------------------------ ------------------------------------- -----------------------------------------------
                                          A                                          B
                           Non-Equity Incentive Plan Awards                    Option Awards
                         ------------------------------------- -----------------------------------------------
                                                                            Exercise    Closing    Total
                                                               Number of    or Base     Market     Grant
                                                               Securities   Price of    Price on   Date Fair
                                                               Underlying   Option      Grant      Value of
                           Estimated Possible Payouts Under      Options    Awards      Date       Option
                           Non-Equity Incentive Plan Awards        (#)        ($/Sh)     ($/Sh)    Awards ($)
                         ------------------------------------- ------------ ----------- ---------- -----------
                           Threshold     Target     Maximum
        Name                  ($)          ($)        ($)
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
Current
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
J. Andrews  (1)                0           ---        ---        10,000       11.00       11.00      32,630
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
D. Bartram  (2)             300,000        ---        ---        40,000       11.00       11.00     130,520
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
F. Basirico (3)                0           ---        ---        10,000       11.00       11.00      32,630
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
D. Pitcher  (4)                0           ---        ---        10,000       11.00       11.00      32,630
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
M. Plourd   (5)                0           ---        ---        10,000       11.00       11.00      32,630
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------
Former
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------

S. Wacknitz                    0           ---        ---        15,000        7.35       7.35       39,240
------------------------ --------------- -------- ------------ ------------ ----------- ---------- -----------

(1)  .75% of our company's net income before tax and bonus accrual
(2) 4% of our SBA division's net operating profits or 300,000, whichever is greater
(3)  .75% of our company's net income before tax and bonus accrual
(4)  .40% of our company's net income before tax and bonus accrual
(5) 75% of Mr. Plourd's base salary maximum based on five threshold tests (effective January 1, 2009)
(6)  Mr. Wacknitz' employment terminated on December 3, 2008

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns under
A)

The threshold column reflects the actual amount paid in March 2009 for bonus amounts earned in 2008. We do not estimate the ranges of payouts under our annual bonus plans, as described in the section titled "Cash Incentive Bonuses under Incentive Bonus Pool and SBA Programs" in "COMPENSATION DISCUSSION AND ANALYSIS."

Option Awards (Columns under B)

The 5th and 6th columns report the number of shares of common stock underlying options granted in 2008 and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market sales price of our common stock on the trading day immediately preceding the grant. The 8th column reports the aggregate FAS 123R value of all awards made in 2008. Unlike the Summary Compensation Table, the values reported here are not apportioned over the service or vesting period. The stock options granted to the named executive officers in 2008 have ten-year terms and vest in equal increments on each of the first, second and third anniversaries of the date of the grant except that the options granted to Mr. Wacknitz vested immediately. These stock options have no express performance criteria other than continued employment or service on the board. However, options have an implicit performance criterion because they have no value to the executive unless and until our company's stock price exceeds the exercise price.

Employment Agreements. Our bank entered into an employment agreement with Mr. Andrews ("Andrews Agreement") effective June 1, 2002, which was amended twice, once on November 24, 2004 and a second time on March 10, 2008. Under the Andrews Agreement, the initial base salary was $150,000, which could be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For the first two quarters of 2008, Mr. Andrews' annual base salary was $231,000. Mr. Andrews' bonus for 2008 was to be 2.5% of pre-tax profits of the real estate industries group if certain performance standards were met and severance of 6 months of base salary upon termination without cause. The Andrews Agreement also provided for the use of a bank-owned automobile, group medical benefits and participation in our bank's other benefit plans and a golf club membership not to exceed $500 per month. We entered into a new agreement with Mr. Andrews effective June 1, 2008 that calls for a base salary of $275,000, a bonus equal to 75 basis points of pre-tax profits, $1,000 per month car allowance, group medical benefits and participation in our bank's other benefit plans and club dues at $500 per month. If Mr. Andrews is otherwise terminated by our bank without cause, subject to legal restrictions, Mr. Andrews would be entitled to receive one year of base salary paid over 12 months.

Our bank entered into an employment agreement with Mr. Bartram ("Bartram Agreement") effective November 19, 2007. Under the Bartram Agreement, the initial base salary was $390,000 and the bonus was equal to the greater of 4% of net operating earnings of our bank's SBA department or $300,000. In addition, the Bartram Agreement provided for a signing bonus of $100,008, an auto allowance of $1,000 per month, group medical benefits and participation in our bank's other benefit plans, 40,000 stock options and vesting of the options upon a change of control. Mr. Bartram received a salary continuation plan in accordance with the Bartram Agreement. If Mr. Bartram was terminated without cause or within six months before or after a change of control, he would have been entitled to receive one year of base salary paid over 12 months. Due to strategic business decisions, Mr. Bartram's employment agreement with our bank will mutually terminate at the earlier to occur of May 31, 2009 or the date by which Mr. Bartram becomes employed elsewhere ("Termination Date"). Pursuant to the mutual termination agreement dated January 12, 2009, Mr. Bartram will receive his base salary until the Termination Date along with a $1,000 per month automobile allowance and participation in the standard plans of our bank.

Our bank entered into an employment agreement with Mr. Basirico ("Basirico Agreement") effective February 10, 2006 which was amended once effective July 1, 2007. Under the Basirico Agreement, the initial base salary of $250,000 could be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For 2007, Mr. Basirico's base salary was $262,500 and, for 2008, Mr. Basirico's annual base salary was $275,625. This was increased to $290,000, effective January 1, 2009, as a result of Mr. Basirico's becoming our chief executive officer in December 2008. Further, Mr. Basirico was entitled to receive a bonus of 1.00% of pre-tax net income of our company if certain performance standards were met; however, by an amendment of the Basirico Agreement effective July 1, 2007, this amount was reduced to 0.60% for the last six months of 2007, and increased to 0.75% effective January 1, 2008. In addition, the Basirico Agreement provides for the use of a bank-owned automobile (he now receives a car allowance of $1,000 per month in lieu of the car), group medical benefits and participation in our bank's other benefit plans. All of Mr. Basirico's unvested options will accelerate and vest upon a change of control. Mr. Basirico received a salary deferment program and a salary continuation plan in accordance with the Basirico Agreement. If Mr. Basirico is terminated without cause or for good reason by Mr. Basirico, within six months before a change of control or one year after a change of control, subject to legal restrictions, he would be entitled to receive the lesser of $1,000,000 or two years of base salary plus a bonus amount equal to the amount of his last two bonus payments (averaged and paid over 120 months). If Mr. Basirico is otherwise terminated without cause, subject to legal restrictions, he would receive 12 months of base salary paid over 12 months. Upon death or permanent disability, any change of control termination payments or the other termination payments only partially paid at the time of such event would be paid in a lump sum.

Our bank entered into an employment agreement with Mr. Pitcher ("Pitcher Agreement") effective December 4, 2006. Under the Pitcher Agreement, the initial base salary was $170,000, which may be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. For 2008, Mr. Pitcher's base salary was $189,000. By an amendment of the Pitcher Agreement effective July 1, 2007, Mr. Pitcher is entitled to receive a bonus of 0.4% of pre-tax net income of our company if certain performance standards are met. Prior to the amendment, the amount of Mr. Pitcher's bonus was discretionary. In addition, the Pitcher Agreement provides for a salary continuation agreement, the use of a bank-owned and maintained automobile (he now receives a car allowance of $1,000 per month in lieu of the car), group medical benefits and participation in our bank's other benefit plans. All of Mr. Pitcher's unvested options will accelerate and vest upon a change of control. If Mr. Pitcher is terminated without cause or within six months of a change of control, he would be entitled to receive one year of base salary, a bonus amount equal to the amount of his last bonus and medical and dental benefits for one year, with the cash payments payable over 12 months.

Mr. Plourd has been employed by our bank since July 2005 without a written employment agreement. However, for 2008, Mr. Plourd's base salary was $189,000. We entered into a written agreement with Mr. Plourd effective January 1, 2009 ("Plourd Agreement"), subsequent to Mr. Plourd's becoming the president of our bank and our company in December 2008. Under the Plourd Agreement, the initial base salary is $250,000, which may be increased in the discretion of our board of directors, upon the recommendation of the Executive Officer Compensation Committee. Further, Mr. Plourd is entitled to receive a maximum annual bonus of 75% of his base salary as of December 31 each year if certain performance standards are met. Prior to entering into the Plourd Agreement, the amount of Mr. Plourd's bonus was discretionary. In addition, the Plourd Agreement provides for a 50,000 stock option, a salary continuation agreement, a deferred compensation plan, a car allowance of $1,000 per month, group medical benefits and participation in our bank's other benefit plans. All of Mr. Plourd's unvested options will accelerate and vest upon a change of control. If Mr. Plourd is terminated without cause or within six months of a change of control, subject to legal restrictions, he would be entitled to receive one year of base salary, a bonus amount equal to the amount of his last bonus and medical and dental benefits for one year, with the cash payments payable over 12 months.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following information addresses the named executive officers and options outstanding as of December 31, 2008. The option exercise price is rounded to the nearest cent.

 --------------------- --------------- --------------- ----------- ------------
                                                          Option
         Name          Unexercised #   Unexercised #      Exercise    Option
                          That Are        That Are         Price    Expiration
                        Exercisable    Unexercisable        ($)        Date
 --------------------- --------------- --------------- ----------- ------------
 J. Andrews                22,143 (1)        0               5.60     6/1/2012
 J. Andrews                15,000 (2)        0              15.25     7/6/2014
 J. Andrews                 5,000 (3)        0              19.75    6/22/2015
 J. Andrews                 3,332 (4)       1,668 (5)       22.19     2/1/2016
 J. Andrews                  0             10,000 (6)       11.00    1/30/2018
 --------------------- --------------- --------------- ----------- ------------
 D. Bartram                  0             40,000 (7)       11.00    1/30/2018
 --------------------- --------------- --------------- ----------- ------------
 F. Basirico               13,332 (8)      6,668 (10)       20.98     3/1/2016
 F. Basirico                3,333 (9)      6,667 (11)       17.11    7/25/2017
 F. Basirico                 0            10,000 (12)       11.00    1/30/2018
 --------------------- --------------- --------------- ----------- ------------
 D. Pitcher               10,000 (13)        0              11.00   11/19/2013
 D. Pitcher               15,000 (14)        0              15.25     7/6/2014
 D. Pitcher                5,000 (15)        0              19.75    6/22/2015
 D. Pitcher                1,666 (16)      3,334 (17)       17.11    7/25/2017
 D. Pitcher                  0            10,000 (18)       11.00    1/30/2018
 --------------------- --------------- --------------- ----------- ------------
 M. Plourd                20,000 (19)        0              22.30    7/27/2015
 M. Plourd                 1,667 (20)      3,334 (21)       17.11    7/25/2017
 M. Plourd                   0            10,000 (22)       11.00    1/30/2018
 --------------------- --------------- --------------- ----------- ------------
 S. Wacknitz              40,000 (23)        0               3.40     3/3/2009
 S. Wacknitz              20,000 (23)        0               2.76     3/3/2009
 S. Wacknitz              20,000 (23)        0               2.34     3/3/2009
 S. Wacknitz            20,000 (2(3))        0               2.62     3/3/2009
 S. Wacknitz            20,000 (2(3))        0               9.35     3/3/2009
 S. Wacknitz            10,000 (2(3))        0              12.96     3/3/2009
 S. Wacknitz            10,000 (2(3))        0              16.79     3/3/2009
 S. Wacknitz            13,114 ((23))        0              15.25     3/3/2009
 S. Wacknitz            20,000 ((2)3)        0              17.11     3/3/2009
 S. Wacknitz            15,000 ((2)3)        0               7.35     3/3/2009
 --------------------- --------------- --------------- ----------- ------------

(1)  8,810 vested June 1, 2004; 13,333 vested June 1, 2005
(2)  5,000 vested July 6, 2005; 5,000 vested July 6, 2006; 5,000 vested July 6,
     2007
(3)  1,333 vested June 22, 2006; 1,333 vested June 22, 2007; 1,334 vested June
     22, 2008

(4)  1,666 vested February 1, 2007; 1,666 vested February 1, 2008
(5)  1,668 vest February 1, 2009
(6)  3,333 vest January 30, 2009; 3,333 vest January 30, 2010; 3,334 vest
     January 30, 2011
(7)  13,333 vest January 30, 2009; 13,333 vest January 30, 2010; 13,334 vest
     January 30, 2011
(8)  6,666 vested March 1, 2007; 6,666 vested March 1, 2008
(9)  3,333 vested July 25, 2008
(10) 6,668 vest March 1, 2009
(11) 3,333 vest July 25, 2009; 3,334 vest July 25, 2010
(12) 3,333 vest January 30, 2009; 3,333 vest January 30,2010; 3,334 vest January
     30, 2011
(13) 3,333 vested November 19, 2004; 3,333 vested November 19, 2005; 3,334 vested November 19, 2006
(14) 5,000 vested July 6, 2005; 5,000 vested July 6, 2006; 5,000 vested July 6,
     2007
(15) 1,666 vested June 22, 2006; 1,666 vested June 22, 2007; 1,668 vested June
     22, 2008
(16) 1,666 vested July 25, 2008
(17) 1,666 vest July 25, 2009; 1,668 vest July 25, 2010
(18) 3,333 vest January 30, 2009; 3,333 vest January 30, 2010; 3,334 vest
     January 30, 2011
(19) 6,666 vested July 27, 2006; 6,666 vested July 27, 2007; 6,668 vested July
     27, 2008
(20) 1,666 vested July 25, 2008
(21) 1,666 vest July 25, 2009; 1,668 vest July 25, 2010
(22) 3,333 vest January 30, 2009; 3,333 vest January 30, 2010; 3,334 vest
     January 30, 2011
(23) Expired March 3, 2009

                             OPTION EXERCISES (2008)

The following table provides information concerning the exercises of stock options during fiscal year 2008 on an aggregated basis for each of the named executive officers.

       --------------------- -----------------------------------------
                                          Option Awards
                             -----------------------------------------
                              Number of Shares      Value Realized
                             Acquired on Exercise      on Exercise
              Name                    (#)                  ($)
       --------------------- ---------------------- ------------------
       J. Andrews                      0                    0
       --------------------- ---------------------- ------------------
       D. Bartram                      0                    0
       --------------------- ---------------------- ------------------
       F. Basirico                     0                    0
       --------------------- ---------------------- ------------------
       D. Pitcher                      0                    0
       --------------------- ---------------------- ------------------
       M. Plourd                       0                    0
       --------------------- ---------------------- ------------------
       S. Wacknitz                     0                    0
       --------------------- ---------------------- ------------------

                    NONQUALIFIED DEFERRED COMPENSATION (2008)

We have entered into individual deferred compensation agreements with various members of our executive team. Our bank has two deferred compensation plans. Participation in the deferred compensation plans is limited to executives with the position of executive vice president or above.

The original Temecula Valley Bank deferred compensation plan offered an earnings rate of 10% on the outstanding balance of deferred compensation and earnings. All of the participants, except Mr. Wacknitz, agreed to reduce the rate of interest to 5% per annum and that our bank may, in its sole discretion, adjust the interest rate on an annual basis upon the recommendation of the chief executive officer or chief financial officer and that any such adjustment should take into consideration all relevant factors, including performance of our bank's BOLI portfolio. The plan is closed to new participants. The four participants in the old plan are Messrs. Wacknitz, Ivory, Matteson and Plourd.

The newer deferred compensation plan is administrated by The Principal Financial Group. On June 28, 2006, our bank adopted the Executive Nonqualified Excess Plan (the "Executive Nonqualified Plan") and related documents. The Executive Nonqualified Plan is an unfunded, nonqualified deferred compensation plan intended to comply with the requirements of Section 409A of the Internal Revenue Code and regulations promulgated thereunder, and will apply to amounts deferred after January 1, 2005, and to amounts deferred under the terms of any predecessor plan which were not earned and vested before January 1, 2005.

The purpose of both of our plans is to encourage selected key managerial employees to maintain their employment with our bank by providing retirements benefits for them, and pre-retirement death benefits for their survivors. The key managerial employees of our bank eligible to participate in the Executive Nonqualified Plan are determined in the sole discretion of our board of directors. The plan started July 1, 2006. As of December 31, 2008, there are four participants in the plan. For both plans, all deferred compensation and earnings on these funds are kept at our bank. The earnings are expensed by our bank as incurred.

The following table provides information with respect to our bank's defined compensation deferral plans for each of the named executive officers for 2008. For a complete understanding of the table, please read the narrative disclosures that follow the table.

------------------- --------------- --------------- ------------ -------------- ------------
        1                 2               3              4             5             6

                      Executive        Employer      Aggregate                   Aggregate
                    Contributions   Contributions    Earnings      Aggregate    Balance at
                      in 2008          in 2008        in 2008     Withdrawals    Year End
        Name             ($)              ($)           ($)           ($)           ($)
------------------- --------------- --------------- ------------ -------------- ------------
J. Andrews                0               0              0             0             0
------------------- --------------- --------------- ------------ -------------- ------------
D. Bartram                0               0              0             0             0
------------------- --------------- --------------- ------------ -------------- ------------
F. Basirico               0               0              0             0             0
------------------- --------------- --------------- ------------ -------------- ------------
D. Pitcher                0               0              0             0             0
------------------- --------------- --------------- ------------ -------------- ------------
M. Plourd               60,058            0            4,849           0          137,581
------------------- --------------- --------------- ------------ -------------- ------------
S. Wacknitz            183,333            0           58,508           0          756,931
------------------- --------------- --------------- ------------ -------------- ------------

Executive Contributions in Last Fiscal Year (Column 1)

The amounts reported in column 2 include amounts deferred in the last fiscal year under the two compensation plans.

Employer Contributions in Last Fiscal Year (Column 2)

These plans do not contain provisions for employer contributions.

Aggregate Earnings in Last Fiscal Year (Column 4)

The amounts reported in column D include earnings on the deferred compensation plans. These amounts are also included in column F of the Summary Compensation Table for the years provided.

Aggregate Balance at Last Fiscal Year-End (Column 6)

The amounts reported in column 6 include the full balance at December 31, 2008 and includes prior year(s) deferrals and earnings.

Under the Executive Non-Qualified Deferral Program, certain executives are eligible to defer up to 100% of base salary and 100% of performance bonus. Distribution of amounts are payable in lump sum for death, disability, change of control and separation from service other than retirement. On retirement, the payments may be lump sum or annual installments up to ten years.

No withdrawals or distributions were made to any of the named executive officers under either of our non-qualified deferred compensation plans in 2008.

Potential Payments Upon Termination or a Change of Control. Change of control/severance arrangements are provided for our executives, if at all, in their individual employment agreement with our bank and salary continuation agreements, and are generally part of the negotiation process utilized in order to employ and retain talented individuals. See specific employment agreement terms of our named executive officers above, a discussion of salary continuation agreements above and a table that estimates the change of control benefits which follows. This illustration is based on a hypothetical change of control of our company occurring after the close of business on December 31, 2008 and the assumption that each executive's employment terminates on that date. The purpose of this table is to provide a means to estimate the value of the executives' contract rights - summarized elsewhere in this proxy statement - that arise or that are enhanced because of a change of control. For example, the table does not take account of premium price, if any, payable by an acquirer for the stock held by our shareholders, including the substantial number of shares of our company's common stock held by the named executive officers. Like other shareholders, the named executive officer officers would profit from sale of their shares to an acquirer at a premium. However, that is a potential benefit shared equally by all shareholders and, therefore, the potential value of that premium is not taken into account in the table. For the same reason, the table does not take account of the value of stock options that are fully vested and exercisable. Although the vested options would be more valuable if a change of control premium yields an increase in the value of our company's shares, the change of control itself does not affect the contract rights associated with the stock options because those options have already become fully vested. The table does, however, include the value of stock options that become vested on an accelerated basis because of the change of control, with value measured as the difference between the option exercise price and the hypothetical change of control price, also known as the spread value. Consistent with SEC disclosure rules, the hypothetical change of control price is the closing price of our company stock on the last trading day of 2008, which was $0.94 on December 31, 2008.

---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
                                                                                  Spread Value of
                                                       Estimated Present Value     Options that
                                                          of Continued Life,       become Vested       Change Of
                                     Lump Sum Cash      Health and Disability     and Exercisable       Control
                                     Payment under       Benefits, Continuing          on an         Benefit under
                  Lump Sum Cash         Salary        for 24 Months or Longer      Accelerated      the Executive
                  Payment under       Continuation         after Employment      Basis because of      Deferred
                    Employment         Agreements       Termination under the      the Change Of     Compensation
                 Agreement(s) ($)         ($)          Terms of the Agreements        Control        Agreement(5)
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
J. Andrews          275,000 (1)          223,298                  ---                     0                 0
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
D. Bartram           390,000              35,580                  ---                     0                 0
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
F. Basirico          784,124 (2)         106,241                  ---                     0                 0
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
D. Pitcher           189,000 (3)         992,467                  ---                     0                 0
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
M. Plourd              0 (3)(4)           56,116                  ---                     0              137,581
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------
S. Wacknitz            0 (6)                                      ---                     0              756,931 (7)
---------------- ----------------- ------------------- ------------------------- ------------------ ----------------

(1) Entitled to payment upon termination without cause but not specifically in connection with a change of control
(2)  2x base salary plus the average of last two bonus payments x 2
(3) Base salary plus amount of annual bonus most recently received for the most recent bonus payment period
(4)  Effective January 1, 2009, footnote (3) became applicable to Mr. Plourd
(5)  Lump sum payment composed of salary accrual plus accumulated earnings
(6)  Terminated on December 3, 2008
(7) Payments otherwise made on a monthly basis beginning in January 2010 would be converted to a lump sum payment upon a change of control

The spread value of options is zero because the exercise price of the options is higher than the hypothetical change of control price of $0.94, the year-end closing price.

The table also does not take into account the impact of federal, state and local taxes imposed on executives' change of control benefits, which could significantly reduce the executives' benefits. In addition to ordinary income taxes, a 20% excise tax would be imposed by Internal Revenue Code Section 4999 on any executive whose aggregate change of control benefits equal or exceed three times the five-year average of his or her taxable compensation. If the excise tax is imposed, it is imposed on all change of control benefits exceeding the executive's five-year average taxable compensation. Under Internal Revenue Code Section 280G, the employer also forfeits its compensation deduction for benefits on which the Section 4999 excise tax is imposed.

                              DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our company's and our bank's non-employee directors for 2008. Mr. Wacknitz was the only employee-director and the fees he received as a director are disclosed in the Summary Compensation Table. The directors voted to suspend all directors' fees effective February 1, 2009.

----------------------------- ------------ --------- --------------- -----------
                                Fees
                              Earned or
                               Paid in     Option      All Other
                                 Cash       Awards    Compensation       Total
Name                              ($)        ($)          ($)             ($)
----------------------------- ------------ --------- --------------- -----------
Steven W. Aichle
(1)(2)(3)(4)                    34,900       ---          ---           34,900
----------------------------- ------------ --------- --------------- -----------
Robert P. Beck (1)(2)(3)(4)     34,900       ---          ---           34,900
----------------------------- ------------ --------- --------------- -----------
Neil M. Cleveland (4)           29,125       ---          ---           29,125
----------------------------- ------------ --------- --------------- -----------
George Cossolias (1)(2)(3)      29,125       ---          ---           29,125
----------------------------- ------------ --------- --------------- -----------
Luther J. Mohr (4)              29,125       ---          ---           29,125
----------------------------- ------------ --------- --------------- -----------
Richard W. Wright (1)(2)(3)     29,125       ---          ---           29,125
----------------------------- ------------ --------- --------------- -----------

 (1)   Member, Audit Committee during 2008
 (2)   Member, Executive Officer Compensation Committee during 2008
 (3)   Member, Nominating Committee during 2008
 (4)   Member, Directors' Loan Committee during 2008

The aggregate number of stock options outstanding for each non-employee director as of December 31, 2008 and options granted in 2008 is indicated in the tables below. The expense recognized in 2008 with respect to options granted in 2008 was $78,480. No options were granted in 2007.

                              OPTIONS GRANTED 2008

            ---------------------- -------------- ------------------
                   Name              # Shares       FAS 123R Exp.
            ---------------------- -------------- ------------------
            Steven W. Aichle           5,000           13,080
            ---------------------- -------------- ------------------
            Robert P. Beck             5,000           13,080
            ---------------------- -------------- ------------------
            Neil M. Cleveland          5,000           13,080
            ---------------------- -------------- ------------------
            George Cossolias           5,000           13,080
            ---------------------- -------------- ------------------
            Luther J. Mohr             5,000           13,080
            ---------------------- -------------- ------------------
            Richard W. Wright          5,000           13,080
            ---------------------- -------------- ------------------

                               OPTIONS OUTSTANDING

                   ----------------------------- -------------
                                                   Options
                   Name                              (#)
                   ----------------------------- -------------
                   Steven W. Aichle                123,762
                   ----------------------------- -------------
                   Robert P. Beck                   7,229
                   ----------------------------- -------------
                   Neil M. Cleveland               109,000
                   ----------------------------- -------------
                   George Cossolias                 8,000
                   ----------------------------- -------------
                   Luther J. Mohr                  105,000
                   ----------------------------- -------------
                   Richard W. Wright                80,000
                   ----------------------------- -------------

Commencing in January 2007, each director received a monthly fee of $1,850. The Audit Committee members and Directors' Loan Committee members received $400 per month, effective January 2007, for services on each of these committees. Effective December 1, 2008, our bank's board authorized a decrease in Directors' fees for board member services from $2,000 to $1,500 per month. Our company's and bank's boards also authorized a decrease from $500 to $375 per month for members of the Audit Committee and the Loan Committee. Effective February 1, 2009, all fees to directors and committee members were suspended.

In February 2006, each director was granted an option to purchase 5,000 shares of common stock, and Mr. Wacknitz received an option to purchase 15,000 shares. These options were NSOs, vested immediately and were granted at 85% of fair market value. As one method of complying with Section 409A, all of the directors agreed to cancel these options by agreement effective September 26, 2007.

Additional Arrangements

Our company pays for or provides (or reimburses directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending board and committee meetings or participating in director education programs and other director orientation or education meetings.

Compensation Committee Interlocks and Insider Participation

Messrs. Basirico, Mohr and Plourd are members of our board of directors and are current or former officers of our company. Mr. Mohr retired from his officer positions on April 1, 2005. Messrs. Basirico and Plourd do not participate in discussions of the board relating to their respective performance or compensation and are not members of the Executive Officer Compensation Committee although they do participate in making recommendations to the committee concerning performance and compensation. None of the other members of our board serves or has served as an officer or employee of our company or our bank. All members of our board have engaged in loan transactions with our bank except Mr. Mohr, Mr. Basirico and Mr. Plourd. All such loans were made in the ordinary course of business of our bank. No other relationship is required to be reported under the rules promulgated by the SEC exists with respect to the board members acting in lieu of a compensation committee.

Compensation Committee Report

The Executive Officer Compensation Committee evaluates and makes recommendations concerning compensation of executive officers. Management has the primary responsibility for our financial statements and reporting processes, including the disclosure of executive compensation. With this in mind, the Executive Officer Compensation Committee has received and discussed with management the Compensation Discussion and Analysis. The Executive Officer Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent and actions of the committee with regard to executive compensation. The Executive Officer Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our company's annual report on Form 10-K for fiscal year ended December 31, 2008.

Respectfully submitted by the members of our Executive Officer Compensation
Committee:


Steven W. Aichle    Robert P. Beck    George Cossolias    Richard W. Wright
                                         (Chairman)

                                  OTHER MATTERS

Lack of Incorporation of Certain Information

The Report of the Audit Committee, the Compensation Committee Report and the assertion of independence of audit committee members, reported to you in this Proxy Statement, are not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate that information by reference, and are not otherwise deemed filed under those acts.

Director/Executive Officer Family Relationships

There are no family relationships between any directors and any executive officers of our company or our bank.

Transactions with Related Persons

There have been no transactions, or series of similar transactions, during 2008, or any currently proposed transaction, or series of similar transactions, to which our company or our bank was or is to be a party, in which the amount involved exceeded or is expected to exceed $120,000 and in which any director (or nominee for director) of our company, executive officer of our company or our bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as otherwise disclosed in this proxy statement.

Review, Approval or Ratification of Transactions with Related Persons

With respect to the related person transactions, our audit committee is responsible for reviewing and, if appropriate, approving all related person transactions. Pursuant to our Related Person Transaction Policy, which is available at our Investor Relations tab at www.temvalbank.com, our audit committee is responsible for reviewing related person transactions.

A related person is a director, director nominee, or an executive officer (over the last year), a 5% shareholder of our company, or an immediate family member of the foregoing. A related person transaction is a transaction or series of transactions between our company or bank in which a related person has a direct or indirect interest in the transaction or series of transactions and the amount involved is expected to exceed $60,000. Notwithstanding the foregoing, a related person transaction does not include any of the following: (i) compensation to a director or officer which is or will be disclosed in our proxy statement; (ii) compensation to an officer who is not an immediate family member of a director or of another officer and which has been approved by the Executive Officer Compensation Committee or our board; (iii) a transaction in which the charges involved are fixed by law or determined by competitive bids; and (iv) other specified exceptions.

With respect to the related person transactions generally described under "Indebtedness of Management" below, our bank's lending policies, as well as the laws and regulations applicable to us and our bank, require that loans to executive officers and directors generally are approved in advance by a majority of the board members with the interested party abstaining from the vote, meet certain credit quality standards and do not exceed certain dollar limits applicable to certain extensions of credit.

Indebtedness of Management

Our bank has had, and expects in the future to have, banking transactions in the ordinary course of its business with many of our bank's and our company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2008 such banking transactions were entered into and made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of our bank and our company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal and state laws and regulations.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                FEES AND SERVICES

We selected the independent registered public accounting firm of Crowe Horwath LLP ("Crowe") for the 2008 fiscal year.

Crowe's audit services include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities and taxing authorities, aid with the annual report to shareholders and the provision of information regarding accounting principles and practices followed by our bank and our company in preparing our financial statements.

Audit Fees; Auditors to be Present

Fees incurred through the record date for services provided by our company's independent registered public accounting firm for these periods were:

                                                2008             2007
                                              --------        --------

     Audit Fees (2008 not final) ......       $455,000*       $358,000

     Tax Fees (2008 not final) ........       $ 46,655*       $ 88,975

     Form S-3 Trust Preferred .........       $     -0-       $ 90,000

     All Other Fees ...................       $ 10,500        $  3,771
                                              --------        --------

              Total Fees ..............       $512,155*       $540,746
                                              ========        ========

*    Estimated

The audit fees include fees for Sarbanes-Oxley related items. All other fees for 2008 were related to the Schedule 14A Written Consent and, for 2007, for the costs associated with the Sarbanes-Oxley Workpapers Program.

The Audit Committee previously adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent registered public accounting firm. The policy requires that all audit services, audit-related services and tax services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee. Under the policy, unless a type of service has received general pre-approval, any such service will require specific approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

Representatives of Crowe will not be present at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our company and bank directors and executive officers, and holders of more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of any equity securities of our company registered pursuant to Section 12 of the Exchange Act. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, we believe that, during 2008, all Section 16 filing requirements were met except that Form 4s for Robert P. Beck (two reports, each containing one transaction) and George Cossolias (one report containing one transaction) were inadvertently late filed.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, www.sec.gov, through which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC are accessible through our website by way of a hyperlink to the SEC website. Additional shareholder information is available free of charge on our website: www.temvalbank.com. We post our annual reports to our website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from our website is incorporated into this proxy statement.

                        ADDITIONAL MATTERS AT THE MEETING

Our board of directors has no knowledge of any other matter that may come before the meeting, and does not intend to present any other matters. However, if any other matters shall come before the meeting or any adjournment or postponement thereof (including the election of any one or more substitutes for any of the foregoing nominees who are unable to, or for good reason will not, serve on our board of directors), the persons named as proxy holders will have the discretion and authority to vote the shares represented by a proxy in accordance with their best judgment except as otherwise described in this proxy statement under "Questions and Answers About the Meeting."

                                  ANNUAL REPORT

We have enclosed with this proxy statement our annual report for 2008 along with the opinion of Crowe Horwath LLP, the independent registered public accounting firm engaged by us.

Upon written request by any person entitled to vote at the meeting, addressed to Donald A. Pitcher, Secretary of our company, at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, we will provide, without charge, a copy of our 2008 annual report, including the financial statements and the schedule thereto filed with the SEC pursuant to the Exchange Act.


                                        By Order of the Board of Directors


                                        Donald A. Pitcher
                                        Secretary


Temecula, California
April 20, 2009

                                   APPENDIX A
                                   ----------


                          TEMECULA VALLEY BANCORP INC.

               FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                     ASSUMING PROPOSALS 2 AND 3 ARE APPROVED


Subject to shareholder approval and acceptance by the Secretary of State of the State of California, Article III of the Articles of Incorporation of our company shall be amended to read as follows:

     "Section 1. The total number of shares of all classes of capital which the Corporation has authority to issue is 105,000,000 as follows: (a) 90,000,000 of common stock and (b) 15,000,000 of preferred stock ("Preferred Stock").

     Section 2. The shares may be issued by the Corporation without the approval of shareholders.

     Our board of directors is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in one or more wholly unissued series and to fix and state the powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of such wholly unissued series, and the qualifications, limitations, or restrictions thereof, including but not limited to:

     (i) The distinctive serial designation, the number of shares constituting such series and the stated or par value thereof;

     (ii) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (iii) The voting powers, full or limited, if any, of the shares of such series;

     (iv) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (v) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

     (vi) Whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (vii) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (viii) The subscription or purchase price and form of consideration for which the shares of such series shall be issued;

     (ix) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock;

     (x) The ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class, or series of any class of Preferred Stock, as to the payment of dividends, the distribution of assets and all other matters; and

     (xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of California.

     Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

     The powers, preferences and relative, participating, optional and other special rights of each class of stock and of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding."

                                   APPENDIX B
                                   ----------


                          TEMECULA VALLEY BANCORP INC.

               FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
               ASSUMING PROPOSAL 2 BUT NOT PROPOSAL 3 IS APPROVED


Subject to shareholder approval and acceptance by the Secretary of State of the State of California, Article III of the Articles of Incorporation of our company shall be amended to read as follows:

     "Section 1. The total number of shares of all classes of capital which the Corporation has authority to issue is 90,000,000 of common stock.

     Section 2. The shares may be issued by the Corporation without the approval of shareholders.

                                   APPENDIX C
                                   ----------


                          TEMECULA VALLEY BANCORP INC.

               FORM OF AMENDMENT OF THE ARTICLES OF INCORPORATION
               ASSUMING PROPOSAL 3 BUT NOT PROPOSAL 2 IS APPROVED


Subject to shareholder approval and acceptance by the Secretary of State of the State of California, Article III of the Articles of Incorporation of our company shall be amended to read as follows:

     "Section 1. The total number of shares of all classes of capital which the Corporation has authority to issue is 55,000,000 as follows: (a) 40,000,000 of common stock and (b) 15,000,000 of preferred stock ("Preferred Stock").

     Section 2. The shares may be issued by the Corporation without the approval of shareholders.

     Our board of directors is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in one or more wholly unissued series and to fix and state the powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of such wholly unissued series, and the qualifications, limitations, or restrictions thereof, including but not limited to:

     (i) The distinctive serial designation, the number of shares constituting such series and the stated or par value thereof;

     (ii) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (iii) The voting powers, full or limited, if any, of the shares of such series;

     (iv) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (v) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

     (vi) Whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (vii) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (viii) The subscription or purchase price and form of consideration for which the shares of such series shall be issued;

     (ix) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock;

     (x) The ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class, or series of any class of Preferred Stock, as to the payment of dividends, the distribution of assets and all other matters; and

     (xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of California.

     Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

     The powers, preferences and relative, participating, optional and other special rights of each class of stock and of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding."

------------------------------------------------
Revocable Proxy  -- Temecula Valley Bancorp Inc.
------------------------------------------------
Annual Meeting of Shareholders -- May 26, 2009
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Temecula Valley Bancorp Inc. (the "Company") hereby constitutes and appoints Mr. Luther J. Mohr and Mr. Neil M. Cleveland and each of them, with power to appoint their respective substitutes, as attorney and proxy to appear, attend and vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Pala Mesa Resort, 44501 2001 Old Highway 395, Fallbrook, California 92028 at 10:00 a.m., local time, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors of the Company recommends a vote "FOR ALL NOMINEES" on proposal 1 and "FOR" on proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted for the proposals indicated and in accordance with the discretion of the proxy holder on any other business. All proxies heretofore given by the undersigned in connection with the actions proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the secretary of the Company, by issuance of a subsequent proxy or by voting at the annual meeting in person.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 Hours a Day, 7 Days a Week! Instead of mailing your proxy, you may choose one of the two voting methods offered below to vote your proxy.
VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2009.

VOTE BY INTERNET
     o    Log onto the Internet and go to www.investorvote.com/tmcv
     o    Follow the steps outlined on the secured website.

VOTE BY TELEPHONE

     o Call toll-free 1.800.652.VOTE (8683) within the United States, Canada & Puerto Rico, any time, on a touch-tone telephone. There is NO CHARGE to you for the call.
     o    Follow the instructions provided by the recorded message.

ANNUAL MEETING PROXY CARD
     >> IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
A. Proposals -- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.   Election of Directors.
              |_| 01.  Steven W. Aichle      |_| 02.  Frank Basirico, Jr.
              |_| 03.  Robert P. Beck        |_| 04.  Neil M. Cleveland
              |_| 05.  Luther J. Mohr        |_| 06.  Martin E. Plourd

          |_|  Mark here to vote FOR all nominees

          |_|  Mark here to WITHHOLD vote from all nominees

          |_| For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es)
               to the right                  01    02     03    04    05     06
                                             |_|   |_|    |_|   |_|   |_|    |_|

2. Amendment of the Articles of Incorporation to Increase the Authorized Shares of Common Stock from 40,000,000 to 90,000,000
                        FOR                 AGAINST                 ABSTAIN
                        |_|                   |_|                     |_|

3. Amendment of the Articles of Incorporation to Authorize 15,000,000 Shares of Preferred Stock
                        FOR                 AGAINST                 ABSTAIN
                        |_|                   |_|                     |_|

Mark the box to the right if you plan to attend the Annual Meeting. |_|

Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and sign below.
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.


[change of address space]               [space for signature]